Exhibit 99.1

June 11, 2019

For immediate release

NEWS RELEASE: Cal Water Sells $400 Million of First Mortgage Bonds

SAN JOSE, Calif. — California Water Service Group (NYSE: CWT) announced today that California Water Service Company (Cal Water), a wholly owned subsidiary of California Water Service Group, sold $400,000,000 in aggregate principal amount of First Mortgage Bonds in a private placement.

The financing consists of $100,000,000 of 3.40% bonds, series VVV, maturing June 11, 2029; $100,000,000 of  4.07% bonds, series WWW, maturing June 11, 2049; and $200,000,000 of 4.17% bonds, series YYY, maturing June 11, 2059 (the Bonds). The Bonds closed on June 11, 2019.

Interest on the Bonds will accrue semi-annually and be payable in arrears. The Bonds will rank equally with all of Cal Water’s other First Mortgage Bonds and will be secured by liens on Cal Water’s properties, subject to certain exceptions and permitted liens.

Cal Water plans to use the net proceeds from the sale of the Bonds to pay down outstanding short-term borrowings and to redeem bond series UUU.

The Bonds have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This announcement is neither an offer to sell nor a solicitation of an offer to buy any of the Bonds. The matters discussed in this release include forward-looking statements. These statements are based on current expectations or beliefs and are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. California Water Service Group is providing this information as of the date of this news release and assumes no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

About California Water Service Group

California Water Service Group is the parent company of California Water Service, Washington Water Service, New Mexico Water Service, Hawaii Water Service, CWS Utility Services, and HWS Utility Services. Together, these companies provide regulated and non-regulated water service to nearly 2 million people in California, Washington, New Mexico, and Hawaii.  California Water Service Group’s common stock trades on the New York Stock Exchange under the symbol “CWT.” Additional information is available online at www.calwatergroup.com.

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“Act”).  The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the Act.

Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management’s judgment about the Company, the water utility industry and general economic conditions.  Such words as expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements.  The forward-looking statements are not guarantees of future performance.  They are subject to uncertainty and changes in circumstances.  Actual results may vary materially from what is contained in a forward-looking statement.  Factors that may cause a result different than expected or anticipated include, but are not limited to: governmental and regulatory commissions’ decisions; consequences of eminent domain actions relating to our water systems; changes in regulatory commissions’ policies and procedures; the timeliness of regulatory commissions’ actions concerning rate relief and other actions; increased risk of inverse condemnation losses as a result of climate conditions; inability to renew leases to operate water systems owned by others on beneficial terms; changes in California State Water Resources Control Board water quality requirements; changes in environmental compliance and water quality requirements; electric power interruptions; housing and customer growth index; the impact of opposition to rate increases; our ability to recover costs; availability of water supplies; issues with the implementation, maintenance or security of our information technology systems; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences of acts of this type; the adequacy of our efforts to mitigate physical and cyber security risks and threats; the ability of our enterprise risk management framework to identify or address risks adequately; labor relations matters as we negotiate with the unions; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt, or pay dividends; changes in customer water use patterns and the effects of conservation; the impact weather, climate, natural disasters, and diseases on water quality, water availability, water sales and operating results, and the adequacy of our emergency preparedness; and, other risks and unforeseen events.  When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission (SEC).  The Company assumes no obligation to provide public updates of forward-looking statements.

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Media Contacts

Tom Smegal (analysts)

tsmegal@calwater.com

(408) 367-8200

Shannon Dean (media)

sdean@calwater.com

(408) 367-8243